UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

 FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

 Date of Report (Date of Earliest Event Reported):
January 27, 2014

Inter Parfums, Inc.
(Exact name of Registrant as specified in its charter)

Delaware	0-16469	13-3275609
(State or other jurisdiction of incorporation or organization)	Commission File Number	(I.R.S. Employer Identification No.)

 551 Fifth Avenue, New York, New York 10176
(Address of Principal Executive Offices)

212. 983.2640
(Registrant's Telephone number, including area code)

______________________________________________________________________________
(Former name or former address, if changed since last report)

 Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting Material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Condition

Certain portions of our press release dated January 27, 2014, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are filed pursuant to this Item 2.02. They are as follows:

•	Portions of the 1st paragraph and the entire 2nd paragraph (consisting of a table) relating to net sales for the fourth quarter and the full fiscal year ended December 31, 2013

•	The 3rd paragraph relating to European operations

•	The 4th paragraph relating to United States operations.

Item 7.01 Regulation FD Disclosure

Certain portions of our press release dated January 27, 2014, a copy of which is annexed hereto as Exhibit no. 99.1, are incorporated by reference herein, and are filed  pursuant to this Item 7.01 and Regulation FD. They are as follows:

•	The last sentence of the 1st paragraph relating to our plans to release operating results for 2013

•	The 5th paragraph relating to product launches for 2014

•	The 6th paragraph relating to 2013 guidance

•	The 7th paragraph relating to 2014 guidance

•	The 9th paragraph relating to forward looking information

•	The entire 10th paragraph and portions of the 1st and 7th paragraphs and relating to Regulation G, Conditions of Use of Non-GAAP Financial Measures

•	The balance of such press release not otherwise incorporated by reference in Item 2.02.

Item 9.01 Financial Statements and Exhibits.

        99.1 Our press release dated January 27, 2014.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused and authorized this report to be signed on its behalf by the undersigned.

Dated: January 27, 2014	Inter Parfums, Inc. By: /s/ Russell Greenberg Russell Greenberg, Executive Vice President and Chief Financial Officer